EXHIBIT 4.1

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HEWLETT-PACKARD COMPANY Floating Rate Global Notes due June 15, 2009

No.	$
CUSIP No. 428236 AN 3

        Hewlett-Packard Company, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                               , or registered assigns, the principal sum of                                                   ($                               ) or such other amount indicated on the Schedule of Exchange of Global Notes attached hereto on June 15, 2009 (if such date is not a Business Day, payment of principal, premium, if any, and interest for the Securities will be paid on the next Business Day; provided, however, that no interest on that payment will accrue from and after June 15, 2009), and to pay interest thereon from June 15, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on March15, June 15, September 15 and December 15 of each year (each an “Interest Payment Date”), commencing September 15, 2007 as described on the reverse of this Security, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

        So long as all of the Securities of this series are represented by Global Securities, the principal of, premium, if any, and interest, if any, on this Global Security shall be paid in same day funds to the Depositary, or to such name or entity as is requested by an authorized representative of the Depositary. If at any time the Securities of this series are no longer represented by the Global Securities and are issued in definitive form (“Certificated Securities”), then the principal of, premium, if any, and interest, if any, on each Certificated Security at Maturity shall be paid to the Holder upon surrender of such Certificated Security at the office or agency maintained by the Company in the Borough of Manhattan, The City of New York (which shall initially be the principal corporate trust office of The Bank of New York Trust Company, N.A., as Trustee) or at such other place or places as may be designated in or pursuant to the Indenture, provided that such Certificated Security is surrendered to the Trustee, acting as Paying Agent, in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest with respect to Certificated Securities other than at Maturity may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears on the Security Register on the relevant Regular or Special Record Date or by wire transfer in same day funds to such account as may have been appropriately designated to the Paying Agent by such Person in writing not later than such relevant Regular or Special Record Date.

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

HEWLETT-PACKARD COMPANY

By:
Kenneth J. Frier
Vice President, Chief Investment Officer and Assistant Treasurer

Attest:
Charles N. Charnas
Vice President, Deputy General Counsel and Assistant Secretary

Trustee's Certificate of Authentication.

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By: Authorized Signatory

Reverse of Security

        This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 1, 2000 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association, as successor to Chase Manhattan Bank and Trust Company, National Association), as trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $1,000,000,000.

        This Security will bear interest for each interest period at a rate determined by the calculation agent, which shall initially be The Bank of New York Trust Company, N.A. until such time as the Company appoints a successor calculation agent (herein called the “Calculation Agent,” which term includes any successor Calculation Agent under the Indenture). The interest rate on the Securities for a particular Interest Period (as defined below) will be a per annum rate equal to three-month USD LIBOR (as defined below) as determined on the Interest Determination Date plus 0.01% (the “Interest Rate”). The “Interest Determination Date” for an Interest Period will be the second London Business Day preceding the first day of such Interest Period. Promptly upon determination, the Calculation Agent will inform the Trustee and the Company of the Interest Rate for the next Interest Period. Absent manifest error, the determination of the Interest Rate by the Calculation Agent shall be binding and conclusive on the holders of this Security, the Trustee and the Company. A London Business Day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        Interest on the Securities will be paid to but excluding the relevant Interest Payment Date. Interest payments on the Securities will be made quarterly in arrears on the Interest Payment Date, beginning on September 15, 2007, to the person in whose name this Security is registered at the close of business on the Business Day immediately preceding the Interest Payment Date. Interest on this Security will accrue from and including June 15, 2007, to but excluding the first Interest Payment Date and then from and including the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to but excluding the next Interest Payment Date or date of Maturity, as the case may be (each of these periods is referred to as an “Interest Period”). The amount of accrued interest that the Company will pay for any Interest Period shall be calculated by the Calculation Agent by multiplying the face amount of the Securities then outstanding by an Accrued Interest Factor. This Accrued Interest Factor is computed by adding the Interest Factor calculated for each day from June 15, 2007, or from the latest date interest was paid to the date for which accrued interest is being calculated. The “Interest Factor” for each day is computed by dividing the Interest Rate applicable to that date by 360. If an Interest Payment Date for the Securities falls on a day that is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day unless such next succeeding Business Day would be in the following month, in which case, the Interest Payment Date shall be the immediately preceding Business Day.

        On any Interest Determination Date, “LIBOR” will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the “Reuters Page LIBOR01” as of 11:00 a.m., London time, or if the “Reuters Page LIBOR01” is not available on such date, the Calculation Agent will obtain such rate from Bloomberg L.P.‘s page “BBAM.” If no offered rate appears on “Reuters Page LIBOR01” or Bloomberg L.P.‘s page “BBAM” on an Interest Determination Date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with the Company) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next Interest Period will be set equal to the rate of LIBOR for the then current Interest Period.

        Upon request from any holder of Securities, the Calculation Agent will provide the Interest Rate in effect for the Securities for the current Interest Period and, if it has been determined, the Interest Rate to be in effect for the next Interest Period.

        All percentages resulting from any calculation of the Interest Rate on the Securities will be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from such calculation on the Securities will be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the Interest Rate on the Securities by the Calculation Agent will (in the absence of manifest error) be final and binding on the Holders and the Company.

        The Interest Rate on the Securities will in no event be higher than the maximum permitted rate by New York law as the same may be modified by Unites States law of general application.

        The Securities may not be redeemed by the Company prior to Maturity.

        The Indenture contains provisions, which will apply to the Securities, for defeasance and covenant defeasance and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

        If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or Trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

        The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

        This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to conflict of laws principles thereof.

        All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto:	PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address including postal zip code of assignee)

the within Global Security of HEWLETT-PACKARD COMPANY and all rights hereunder, hereby irrevocably constituting and appointing

_________________________________________________________________________________attorney to transfer said Global Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:

SIGN HERE:

NOTICE: THE SIGNATURE TO THIS
                       ASSIGNMENT MUST CORRESPOND
                       WITH THE NAME AS WRITTEN
                       UPON THE FACE OF THE WITHIN
                       INSTRUMENT IN EVERY
                       PARTICULAR, WITHOUT
                       ALTERATION OR ENLARGEMENT
                       OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

	Amount of Decrease in	Amount of Increase in	Principal Amount of this Global Note	Signature of Authorized Signatory
Date	Principal Amount of this Global Note	Principal Amount of this Global Note	Following Such Decrease or Increase	of Trustee or Notes Custodian